UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

10845 Griffith Peak Drive, Suite 200

Las Vegas, Nevada 89135

(Address of principal executive offices, including ZIP code)

(833) 565-0550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.08 Shareholder Director Nominations.

GAN Limited (the “Company”) today announced that the Company’s board of directors has set June 26, 2025 as the date for the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The 2025 Annual Meeting will be held at a time and location to be determined and specified in the Company’s proxy statement related to the 2025 Annual Meeting. The Board also set April 29, 2025 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the 2025 Annual Meeting or any adjournments or postponement thereof.

The Company did not hold an Annual Meeting of Shareholders in 2024 due to the pending merger with SEGA SAMMY CREATION INC., an affiliate of SEGA SAMMY HOLDINGS INC., in anticipation of an earlier closing date. The Company continues to expect the merger to occur in the second quarter of 2025. However, to comply with Nasdaq listing standards, in the event the closing is further delayed, the Company will need to hold an Annual Meeting of Shareholders no later than June 30, 2025.

Because the Company did not hold an Annual Meeting of Shareholders in the prior year, the Company has set a new deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2025 Annual Meeting. In order to be considered timely, any such proposals must be submitted in writing and received by the Company at its principal executive office (GAN Limited, Attention: Chief Legal Officer, 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135) no later than 5:00 p.m. on April 25, 2025. Any proposal submitted after the above deadline will not be considered timely and will be excluded from the Company’s proxy materials. Any such shareholder proposals must also comply with rules of the Securities and Exchange Commission (the “SEC”) regarding the inclusion of shareholder proposals in proxy materials, and the Company may omit from its proxy materials any shareholder proposal that does not comply with the SEC’s rules at the time such proposal is received by the Company.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Bye-laws, in order for a shareholder proposal to be submitted outside of Exchange Act Rule 14a-8 or for a director nomination submitted by a shareholder to be considered timely, it must be received by the Company at its principal executive office (GAN Limited, Attention: Chief Legal Officer, 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135) no later than 5:00 p.m. on April 25, 2025, which is the tenth day following the day on which public disclosure of the date of the 2025 Annual Meeting was made. Any such proposal or nomination must set forth the information specified in, and comply with all other requirements of, the Company’s Bye-laws in order to be brought before the 2025 Annual Meeting.

All shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting must comply with applicable law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s Bye-laws.

Forward-Looking Statements

This current report contains “forward looking statements” regarding the closing of the merger and the expected timing thereof and other future related events. Such statements are based upon current estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Factors that could cause actual events to differ include, but are not limited to the failure to satisfy the closing conditions to the merger, including obtaining the approval of the merger and change in control of GAN by certain gaming authorities and other risks detailed in GAN’s filings with the SEC, including its proxy statement filed with the SEC on April 28, 2023. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. GAN undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: April 11, 2025	By:	/s/ Sylvia Tiscareño
Sylvia Tiscareño
Chief Legal Officer & Corporate Secretary